EXHIBIT 23.0

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-60165 of Insituform East, Incorporated on Form S-8 of our report dated September 20, 1996, appearing in this Annual Report on Form 10-K of Insituform East, Incorporated for the year ended June 30, 1996.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Washington, D.C.
September 20, 1996